Exhibit 10.33(e)

AMENDMENT NUMBER SIX
to the
Warehouse Loan and Security Agreement
Dated as of February 10, 2000
as Amended and Restated to and including March 21, 2002
among
AAMES CAPITAL CORPORATION
AAMES FUNDING CORPORATION
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

     This AMENDMENT NUMBER SIX is made this 14th day of May, 2003, among AAMES CAPITAL CORPORATION and AAMES FUNDING CORPORATION, each having an address at 350 South Grand Avenue, Los Angeles, California 90071 (each, a “Borrower” and collectively, “the Borrowers”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Warehouse Loan and Security Agreement, dated as of February 10, 2000 as amended and restated to and including March 21, 2002, by and between the Borrowers and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

     WHEREAS, the Borrowers have requested that the Lender agree to amend the Agreement to extend the Termination Date thereunder to September 30, 2003 and the Borrower sand the Lender have agreed to make such additional modifications to the Loan Agreement as more expressly set forth below;

     WHEREAS, as of the date of this Amendment, the Borrowers represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and are not in default under the Agreement;

     WHEREAS, the Borrowers and the Lender have agreed to amend the Agreement as set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1. Effective as of May 14, 2003, Section 1 of the Agreement is hereby amended by deleting clause 13 to the definition of Collateral Value and replacing it with the following:

(13) if such Mortgage Loan is a Wet Loan and the Collateral Value of such Mortgage Loan when added to the aggregate Collateral Value of all other Wet Loans exceeds $50,000,000; provided that, such amount shall be reduced by 50% in the event that the Guarantor has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount less than either (a) $20,000,000, or (b) $15,000,000 in the event that, Aames Capital has unused committed sale capacity on unencumbered assets that could be sold under the Capital Z Residual Sale Agreement in an amount equal to not less than $10,000,000;

     SECTION 2. Effective as of May 14, 2003, Section 1 of the Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

“Termination Date” shall mean September 30, 2003, or such earlier date on which this Warehouse Agreement shall terminate in accordance with the provisions hereof or by operation of law.

     SECTION 3. Effective as of May 14, 2003, Schedule 1 to the Agreement is hereby amended by deleting representation (g) and replacing it with the following:

(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon two Business Days’ request, evidence of compliance with all such requirements.

     SECTION 4. Effective as of May 14, 2003, Schedule 1 to the Agreement is hereby amended by deleting representation (ay) and replacing it with the following:

(ay) No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans.

     SECTION 5. Effective as of May 14, 2003, Schedule 1 to the Agreement is hereby amended by deleting representation (aac) and replacing it with the following:

(aac) No Mortgage Loan is a “High Cost Home Loan” within the meaning of the Georgia Fair Lending Act (the “Georgia Act”). No Mortgage Loan which is secured by a mortgaged property located in the State of Georgia was originated prior to March 7, 2003.

      SECTION 6. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

     SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

     SECTION 8. Representations. The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

     SECTION 9. Governing Law. This Amendment Number Six shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

     SECTION 10. Counterparts. This Amendment Number Six may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION
(Borrower)

By	_____________________________
Name: Jon D. Van Deuren
Title: Senior Vice President, Finance

AAMES FUNDING CORPORATION
(Borrower)

By	_____________________________
Name: Jon D. Van Deuren
Title: Senior Vice President, Finance

GREENWICH CAPITAL FINANCIAL PRODUCTS. INC.
(Lender)

By	__________________________
Name:
Title: